UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-53200 (Commission File Number)	56-2466617 (IRS Employer Identification No.)

17 Hulfish Street, Suite 280, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 10, 2008, Duke/Hulfish, LLC, a joint venture, or the Duke joint venture, between CBRE Operating Partnership, L.P., our operating partnership, and Duke Realty Limited Partnership, or Duke, the operating partnership of Duke Realty Corporation (NYSE:DRE), acquired a fee interest in each of (i) AllPoints Midwest Bldg. 1 located at 1750 AllPoints Parkway, Indianapolis, IN, and (ii) 125 Enterprise Parkway, located just off of I-70 in West Jefferson, OH, a suburb of Columbus, pursuant to a contribution agreement entered into on May 5, 2008 and amended on September 12, 2008. Our operating partnership owns an 80% interest and Duke owns a 20% interest in the Duke joint venture.

The Duke joint venture acquired AllPoints Midwest Bldg. 1 for approximately $51,800,000, exclusive of customary closing costs. We own an 80% interest in the Duke joint venture and, at closing, made a cash contribution of approximately $22,208,748 to the Duke joint venture in connection with the acquisition, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $414,400, which was not included in the acquisition cost of AllPoints Midwest Bldg. 1.

The Duke joint venture acquired 125 Enterprise Parkway for approximately $47,905,000, exclusive of customary closing costs. At closing, we made a cash contribution of approximately $16,899,727 to the Duke joint venture in connection with the acquisition, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $383,240, which was not included in the acquisition cost of 125 Enterprise Parkway.

AllPoints Midwest Bldg. 1 consists of a 1,200,420 square foot warehouse/distribution building that was completed in 2008 and has no operating history. AllPoints Midwest Bldg. 1 was built-to-suit and is 100% leased to Prime Distribution Services, a third party logistics provider, under a lease that expires in May 2019. 125 Enterprise Parkway consists of a 1,144,544 square foot warehouse/distribution building that was completed in 2008 and has no operating history. 125 Enterprise Parkway was built-to-suit and is 100% leased to Kellogg’s Sales Company, a leading packaged foods producer, under a lease that expires in March 2019.

The Duke joint venture obtained financing from 40/86 Mortgage Capital, Inc. in the amount of approximately $24,000,000 for AllPoints Midwest Bldg. 1 and approximately $26,800,000 for 125 Enterprise Parkway. The financings carry an interest rate of 5.58%, a term of five years and are cross-collateralized with the previously acquired Duke joint venture properties.

Audited financial information is not required for these properties because they are new constructions and have no operating history.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

December 15, 2008	By:	/s/ Jack A. Cuneo
Name: Jack A. Cuneo Title: President and Chief Executive Officer